EXHIBIT 3.42
ATLANTIC-DEAUVILLE INC.
BY-LAWS.
Agent & Offices.
     1. The registered office of the Corporation is 28 West State Street, Trenton, New Jersey 08608. The name of the agent therein and in charge thereof upon whom process against this corporation may be served is The Corporation Trust Company.
     2. The Company may also have other offices at such other places as the Board of Directors may appoint.
Seal.
     3. The corporate seal of the Company shall have inscribed thereon the name of the Corporation, the year of its creation, and the words “Corporate Seal, New Jersey.”
Stockholders’ Meetings.
     4. All meetings of the Stockholders of this Corporation shall be held at such time and place either within or without the State of Incorporation as may be fixed from time to time by the Board of Directors.
     5. Stockholders may vote at all meetings either in person or by proxy in writing.
     6. A majority in amount of the stock issued and outstanding represented by the holder in person or by proxy shall be requisite at every meeting to constitute a quorum for the election of Directors or for the transaction of other business.
     7. Voting upon all questions at all meetings of the stockholders shall be by shares of stock, and not per capita.
Annual Meeting.
     8. The Annual Meeting of the Stockholders, after the year 1982 shall be held on the third Monday in June each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, when they shall elect a Board of Directors of not less than three (3) nor more than five (5) persons to serve for one (1) year and until their successors are elected or chosen and qualified, each Stockholder being entitled to one (1) vote, in person or by proxy, for each share of stock standing registered in his or her name on the twentieth day preceding the election, exclusive of the day of election.

     9. Written notice of the annual meeting shall be mailed to each stockholder at his address as the same appears on the stock book of the Company at least ten days prior to the meeting.
Inspectors of Election.
     10. Such election shall be conducted by two Inspectors, who may or may not be stockholders, appointed by the presiding officer of the meeting. The Inspectors shall be sworn to faithfully perform their duties and shall in writing certify to the returns. No person who is a candidate for the office of Director shall be an Inspector.
Proxies to be Filed.
     11. All proxies shall be filed with the Secretary of the meeting before being voted upon.
List of Stockholders.
     12. A full list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of shares held by each, shall be prepared by the Secretary and filed at least ten days before every election in the registered office, and shall at all times, during the usual hours for business, be open to the examination of any stockholder.
Special Meetings of Stockholders.
     13. Special meetings of the stockholders may be called by the President, and shall be called at the request in writing to the President of or by vote of a majority of the Board of Directors, or at the request in writing by stockholders of record owning a majority in amount of the Capital Stock of the Company issued and outstanding.
     14. A written notice stating the day, hour and place of the meeting and the general nature of the business to be transacted shall be sent to each stockholder of record at least five days, exclusive of the day of mailing, before the date of every special meeting, at such address as appears on the stock book of the Company, or if no address be given therein, to the last address of such stockholder known to the Secretary.

First Meeting of Directors After Election.
     15. After the election of the Directors, the newly elected Board may meet at such place and time as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization and otherwise, and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting; provided a majority of the whole Board shall be present; or such place and time may be fixed by the consent in writing of the Directors.
     16. At the first meeting after such election the Board shall appoint a President from their own number, and at their discretion one or more Vice-Presidents.
     17. The Board of Directors shall also annually appoint at such meeting a Secretary and a Treasurer, who need not be members of the Board, who shall hold office during the pleasure of the Board, but who shall not be appointed for a longer term than one year.
     18. Excepting always the President and the Vice-President, all such appointed officers shall be subject to removal by resolution of the Board at any time, with or without cause; provided a majority of the Board shall vote in favor thereof.
Regular Meetings of the Board.
     19. Regular meetings of the Board may be held, without notice, on the first Monday of each month at the office of the Company, or by order of the Board of Directors elsewhere, on a day and at an hour to be fixed by the Board.
Quorum at Meetings of Board.
     20. A majority of the Board of Directors in office shall be necessary at all meetings to constitute a quorum for the transaction of any business.

Special Meetings of Board.
     21. Special meetings of the Board may be called by the President on two days’ notice to each Director, either personally, by mail or by wire; special meetings may be called in like manner and on like notice, on the written request of two Directors.
Directors may meet out of New Jersey.
     22. The Directors may hold their meetings and have one or more offices, and keep the books of the Company, as provided in the Certificate of Incorporation, outside of New Jersey, at the office of the Company, or at such other places as they may from time to time determine.
General Powers of Directors.
     23. The Board of Directors shall have the management of the business of the Company. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by these By-Laws directed or required to be exercised or done by the Stockholders.
Specific Powers of Directors.
     24. Without prejudice to the general powers conferred by the last preceding clause, and the other powers conferred by the Charter and by these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:
     First. From time to time to make and change rules and regulations, not inconsistent with these By-Laws, for the management of the Company’s business and affairs.

     Second. To purchase or otherwise acquire for the Company any property, rights or privileges which the Company is authorized to acquire, at such price and on such terms and conditions and for such consideration as they shall from time to time see fit.
     Third. At their discretion to pay for any property or rights acquired by the Company, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Company.
     Fourth. To create, make and issue mortgages, bonds, deeds of trust, trust agreements, and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.
     Fifth. To appoint and at their discretion remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as they may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as they think fit.
     Sixth. To confer by resolution upon any appointed officer of the Company the power to choose, remove or suspend such subordinate officers, agents or servants.
     Seventh. To appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to execute and do all such duties and things as may be requisite in relation to any such trust.
     Eighth. To determine who shall be authorized on the Company’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.
     Ninth. From time to time to provide for the management of the affairs of the Company, at home or abroad, in such manner as they see fit, and in particular, from time to time, to delegate any of the powers of the Board in the course of the current business of the Company to any standing or special committee, or to any officer or agent, and to appoint any persons to be the agents of the Company, with such powers (including the power to sub-delegates) and upon such terms as may be thought fit.

Compensation of Directors.
     25. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.
     26. Members of special or standing committees may be allowed like compensation for attending committee meetings.
The President.
     27. The President shall preside at all meetings of the stockholders and Directors; he shall have general and active management of the business of the Company; shall see that all orders and resolutions of the Board are carried into effect; shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company; shall keep in safe custody the seal of the Company, and, when authorized by the Board, affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of the Secretary or the Treasurer. He shall sign certificates of stock.
     28. He shall have general superintendence and direction of all the other officers of the Company, and shall see that their duties are properly performed.
     29. He shall submit a report of the operations of the Company for the fiscal year to the Directors at their regular meeting in                , and to the stockholders at the annual meeting, and from time to time shall report to the Board all matters within his knowledge, which the interests of the Company may require to be brought to their notice.
     30. He shall be ex-officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.
The Vice-President.
     31. The Vice-President shall be vested with all the powers, and required to perform all the duties of the President in his absence.

The Secretary.
     32. The Secretary shall keep full minutes of all meetings of the Stockholders and Directors; he shall be ex-officio Secretary of the Board of Directors; he shall attend all sessions of the Board, shall act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give or cause to be given, notices of all meetings of the stockholders of the Company and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall be sworn to the faithful discharge of his duty. He may, in addition to the President, sign Certificates of Stock.
The Treasurer.
     33. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board of Directors.
     34. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company, and at the regular meeting of the Board in annually, a like report for the preceding year.
     35. He shall give the Company a bond in a sum, and with one or more sureties, satisfactory to the Board, for the faithful performance of the duties of his office, and the restoration to the Company, in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Corporation. He may, in addition to the President, sign the Stock Certificates of the Company.
Vacancies.
     36. If the office of any Director, or of the President, Vice-President, Secretary or Treasurer, one or more, becomes vacant, by reason of death, resignation,

disqualification or otherwise, the remaining Directors, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term.
Officers may Resign.
     37. Any Director or other officer may resign his office at any time, such resignation to he made in writing, and to take effect from the time of its receipt by the Company, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.
Duties of Officers may be Delegated.
     38. In case of the absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, or to any Director, for the time being; provided a majority of the entire Board concur therein.
Transfers of Stock.
     39. All transfers of the stock of the Company shall be made upon the books of the Company by the holder of the shares in person, or by his legal representatives.
     40. No transfer of stock shall be made within ten days next preceding the day appointed for paying a dividend.
     41. The Board may also close the transfer books for not exceeding twenty days preceding the annual meeting of stockholders.
     42. The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by statute of New Jersey.
Certificates to be Cancelled.
     43. Certificates of Stock shall be surrendered and cancelled at the time of transfer.

Loss of Certificate.
     44. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board may require, and shall give the Company a bond of indemnity in form and with one or more sureties satisfactory to the Board, in at least double the value of such certificate, whereupon the President and Treasurer may issue a new certificate of the same tenor as the one alleged to have been lost or destroyed, but always subject to the approval of the Board.
Inspection of Books and Accounts.
     45. The books, accounts and records of the Company shall be open to inspection by any member of the Board of Directors at all times; stockholders may, in the discretion of the Board, inspect the books of the Company at such reasonable times as the Board of Directors may by resolution designate,
Fiscal Year.
     46. The fiscal year of the Company shall end on the day of
Dividends.
     47. Dividends on the capital stock of the Company, when earned, shall be declared at the discretion of the Board of Directors.
Directors’ Annual Statement.
     48. The Board of Directors shall present at each annual meeting and when called for by the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Company.

Notice.
     49. Whenever notice is required by statute or by these By-Laws to be given to the stockholders, or the Directors, or to any officer of the Company, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post-offioe box properly stamped, addressed to such stockholder, Director or officer; and such notice shall be deemed to have been given at the time of such mailing, except where notice is required to be given by wire, in which latter case notice shall be deemed to be given at the time the same is delivered to the telegraph company.
Amendments.
     50. The Stockholders, by the affirmative vote of a majority of the stock issued and outstanding, may at any regular, or upon notice at any special meeting, alter or amend these By-Laws.
     51. The Board of Directors, by the affirmative vote of a majority of its members, may alter or amend these By-Laws, but no alteration shall be made unless proposed at a regular or special meeting of the Board and adopted at a subsequent regular meeting.